UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 22, 2009

Yadkin Valley Financial Corporation

(Exact Name of Registrant As Specified in Its Charter)

North Carolina

(State or Other Jurisdiction of Incorporation)

000-52099	20-4495993
(Commission File Number)	(I.R.S. Employer Identification No.)

300 East Broad Street, Statesville, NC	28677
(Address of Principal Executive Offices)	(Zip Code)

(704) 768-1161

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  Results of Operations and Financial Condition

Elkin, NC – October 22, 2009 – Yadkin Valley Financial Corporation (NASDAQ: YAVY), the holding company for Yadkin Valley Bank and Trust Company, announced financial results for the third quarter ended September 30, 2009. The Company reported a net loss to common shareholders of $68.7 million or $4.26 per diluted share. The net loss primarily reflects a goodwill impairment charge of $61.6 million to write off the majority of the Company’s goodwill which has accumulated with each acquisition beginning in 2002. This charge is a non-cash accounting transaction that will not impact cash flows, liquidity, tangible capital ratios, and the Company’s ability to conduct business and is primarily due to the current state of the financial markets and Yadkin Valley’s stock price performance during 2009. The remaining goodwill of $4.9 million at September 30, 2009 is related to the acquisition of Sidus Financial, LLC, the Company’s mortgage subsidiary. Excluding the impact of the goodwill impairment charge, the net loss for the third quarter of 2009 was $7.1 million or $0.44 per diluted share. This compares to a net loss of $7.1 million or $0.46 per diluted share in the second quarter of 2009.

A copy of the press release issued by Yadkin Valley Financial Corporation dated October 22, 2009 announcing financial results for the quarter ending September 30, 2009 is attached hereto.

About Yadkin Valley Financial Corporation

Yadkin Valley Financial Corporation is the holding company for Yadkin Valley Bank and Trust Company, a full service community bank providing services in 42 branches throughout its five regions primarily in North Carolina. The Yadkin Valley Bank region serves Ashe, Forsyth, Surry, Wilkes, and Yadkin Counties.  The Piedmont Bank region serves Iredell and Mecklenburg Counties. The High Country Bank region serves Avery and Watauga Counties. The Cardinal State Bank region serves Durham, Orange, and Granville Counties. The American Community Bank region serves Mecklenburg and Union Counties in North Carolina, and Cherokee and York Counties in South Carolina.  The Bank provides mortgage lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greenville, North Carolina and operates a loan production office in Wilmington, NC. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with five offices located in the branch network. Yadkin Valley Financial Corporation’s website is www.yadkinvalleybank.com.  Yadkin Valley shares are traded on NASDAQ under the symbol YAVY.

FORWARD LOOKING STATEMENTS

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to (1) statements regarding potential future economic recovery, (2)  statements with respect to our plans, objectives, expectations and intentions and other statements that are not historical facts, and (3) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above.  We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

ITEM 9.01.  Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Exhibit

99.1	Earnings Press Release for the quarter ended September 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YADKIN VALLEY FINANCIAL CORPORATION

Dated: October 22, 2009	By:	/s/ JAN H. HOLLAR
	Name:	Jan H. Hollar
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Earnings Press Release the quarter ended September 30, 2009.